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                                                                      Exhibit 21

                                 Subsidiary List

Name                                            State of Incorporation/Formation
----                                            --------------------------------

Criticom International Corp.                    New Jersey
Monital Signal Corp.                            New Jersey
Morlyn Financial Group, LLC                     New Jersey
Payne Security Group, LLC                       New Jersey
Guardian Group, Inc.                            New Jersey
Integrated Alarms Services, Inc.                Delaware
Madison Protection, Inc.                        Delaware
Palisades Group, LLC                            New York
Integrated Alarm and Security, LLC              New Jersey
Alert Alarm Company, Inc.                       California
American Burglar and Fire Alarm Co.             New Mexico
Norco Alarm, Inc.                               California
Security General Corp.                          California
American Home Security, Inc.                    Nevada
Shield Signal Corp.                             California
Teleguard Security Systems, Inc.                California
Walter Breese, Inc.                             California
Everest Video Systems, LLC                      Delaware LLC - 50% membership